UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 ____________________________________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2013
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 Applied Materials, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue
P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive	(Zip Code)
offices)
Registrant’s telephone number, including area code: (408) 727-5555
N/A
(Former name or former address, if changed since last report.)
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 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2013, Applied Materials, Inc. (“Applied”) announced that Gary E. Dickerson, age 56, has been appointed as Applied's President and Chief Executive Officer (“CEO”) and a member of its board of directors (the “Board”), effective September 1, 2013. Mr. Dickerson has served as Applied's President since June 2012. Mr. Dickerson was the Chief Executive Officer and a director of Varian Semiconductor Equipment Associates, Inc. (“Varian”) from 2004 until Applied's acquisition of Varian in November 2011.

Mr. Dickerson entered into an offer letter with Applied, effective as of September 1, 2013, under which his initial base salary will be $980,000 and his target bonus under Applied's Senior Executive Bonus Plan for Applied's fiscal year 2013 will be 175% of his base salary. Mr. Dickerson also will receive a stock option covering 1,000,000 shares of Applied's common stock under Applied's Employee Stock Incentive Plan (“ESIP”), effective September 1, 2013. The option will be scheduled to vest annually as to 25% of the shares over four years, subject to Mr. Dickerson's continued employment.

Michael R. Splinter, who has served as Applied's CEO since 2003, has agreed, effective September 1, 2013, to continue as Executive Chairman of the Board through March 31, 2015 or such other date that may be mutually agreed upon by Applied and Mr. Splinter, with duties primarily focused on providing leadership on strategic projects, industry-wide initiatives and major public policy issues, as well as continuing to support Mr. Dickerson as he assumes the role of President and CEO. During this time, Mr. Splinter will remain an employee and member of the Board, and his base salary and target bonus will remain unchanged. Under an offer letter with Applied, effective as of September 1, 2013, Mr. Splinter will remain eligible to receive the same severance payments as under his current arrangement, plus a lump sum payment equal to 18 months of COBRA coverage premiums if (1) he terminates employment on March 31, 2015 or another mutually agreed-upon employment end date, or (2) Applied terminates his employment earlier without cause (as defined in his offer letter) and not due to death or disability, or he resigns for good reason (as defined in his offer letter).

Upon Mr. Splinter's retirement (as defined under the ESIP), any time-based vesting requirements applicable to his equity awards (including awards that also have performance-based vesting requirements) will lapse fully and any equity awards with performance‑based vesting requirements will remain outstanding and eligible to become earned and vested based on actual performance following completion of the applicable performance periods. In order to receive these benefits related to his equity awards, Mr. Splinter will be required to execute and not revoke a release of claims, non‑disparagement and non‑solicitation agreement in favor of Applied.

On August 15, 2013, Applied issued a press release announcing Mr. Dickerson's appointment as Applied's President and CEO and a member of the Board, and Mr. Splinter's appointment as Executive Chairman of the Board. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Applied Materials, Inc. dated August 15, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)
Date: August 15, 2013	By:	/s/ Thomas F. Larkins
Thomas F. Larkins
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Applied Materials, Inc. dated August 15, 2013.